UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2026

NEWBURY STREET II ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42391	98-1797287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 High Street, Floor 3

Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 334-2805

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	NTWOU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	NTWO	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	NTWOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

This section describes certain material provisions of the Merger Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. Shareholders of Newbury Street II Acquisition Corp and other interested parties are urged to read the Merger Agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below have the meanings given to them in the Merger Agreement.

General Terms and Effects; Merger Consideration

On August 17, 2026, Newbury Street II Acquisition Corp, a Cayman Islands exempted company (together with its successors, including after the Domestication (as defined below), “Newbury Street II” or “SPAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with (i) Hugo Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Newbury Street II (“Merger Sub”), and (ii) Fort Robotics, Inc., a Delaware corporation (“Fort Robotics” or the “Company”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Transactions”), Newbury Street II will transfer by way of continuation out of the Cayman Islands and into the State of Delaware and domesticate as a Delaware corporation (the “Domestication”), (ii) at the Closing, Merger Sub will merge with and into Fort Robotics (the “Merger”), with Fort Robotics surviving such merger as a wholly-owned subsidiary of Newbury Street II (the “Surviving Corporation”), and (iii) as a result of the Merger, all of the issued and outstanding capital stock of Fort Robotics as of immediately prior to the effective time of the Merger will be cancelled and shall cease to exist, in exchange for the right of each Fort Robotics stockholder to receive its pro rata share of the Stockholder Merger Consideration (as defined below), all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with applicable law.

The Merger Agreement provides that the total consideration received by Fort Robotics security holders from Newbury Street II at the Closing will be a number of shares of Newbury Street II common stock with an aggregate value equal to the sum of (i) Five Hundred Million Dollars ($500,000,000) (the “Merger Consideration” and such shares, the “Merger Consideration Shares”), with each share of Newbury Street II common stock valued at $10.00 (the total portion of the Merger Consideration amount payable to all Fort Robotics stockholders in accordance with the Merger Agreement is also referred to as the “Stockholder Merger Consideration”) plus (ii) the aggregate amount of the Permitted Company SAFE Conversion Amounts, with the holders of Fort Robotics’ Simple Agreements for Future Equity entered into during the Interim Period (the “Permitted Company SAFEs”) receiving, if any, in full settlement for the conversion and cancellation of each such Permitted Company SAFE, a number of shares of Newbury Street II common stock determined in accordance with the terms of such Permitted Company SAFEs.

Each outstanding Company Option, whether vested or unvested, will be assumed by Newbury Street II and automatically converted into an option for shares of Newbury Street II common stock. All Fort Robotics convertible securities (other than the Company Options and certain outstanding warrants) outstanding and not exercised or converted prior to the Closing will be terminated as of the Closing.

Representations and Warranties

The Merger Agreement contains customary representations and warranties made by each of Newbury Street II and Fort Robotics. Certain of the representations and warranties are qualified by materiality or Material Adverse Effect, as well as information provided in the disclosure schedules to the Merger Agreement. As used in the Merger Agreement, “Material Adverse Effect” means, with respect to any specified person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (i) upon the business, assets, liabilities, results of operations or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or (ii) the ability of such person or any of its subsidiaries on a timely basis to consummate the Transactions, subject to customary exceptions with respect to clause (i) above.

No Survival

The representations and warranties of the parties contained in the Merger Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Merger Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including those relating to: (i) the provision of access to properties, books and personnel; (ii) the operation of their respective businesses in the ordinary course of business; (iii) the provision of financial statements by Fort Robotics to Newbury Street II; (iv) Newbury Street II’s public filings; (v) no insider trading; (vi) notifications of certain breaches, consent requirements or other matters; (vii) efforts to consummate the Closing; (viii) tax matters; (ix) further assurances; (x) public announcements; and (xi) confidentiality.

Each party also agreed during the Interim Period not to solicit or enter into a competing alternative transaction in accordance with customary terms and provisions set forth in the Merger Agreement.

The Merger Agreement also contains certain customary post-Closing covenants regarding (a) maintenance of books and records; (b) indemnification of directors and officers and the purchase of directors’ and officers’ tail liability insurance; and (c) use of trust account proceeds.

The parties made customary covenants regarding the registration statement on Form S-4 to be filed by Newbury Street II and Fort Robotics (as amended or supplemented from time to time, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the shares of Newbury Street II common stock to be issued as Merger Consideration Shares and the securities of Newbury Street II deemed reissued in the Domestication. The Registration Statement also will contain Newbury Street II’s proxy statement to solicit proxies from Newbury Street II’s shareholders to approve, at an extraordinary general meeting of Newbury Street II’s shareholders to be called and held for such purpose among other things, (i) the Merger Agreement and the Transactions, including the Merger and the Domestication; (ii) to the extent required by Nasdaq, the issuance of any shares in connection with the Transaction Financing (as defined below), including the approval of the issuance of more than 20% of the issued and outstanding Newbury Street II common stock; (iii) the Domestication, including the adoption of new organizational documents of Newbury Street II following the Domestication; (iv) the change of name of Newbury Street II Acquisition Corp to “Fort Robotics Holdings, Inc.” and the adoption and approval of the amended and restated organizational documents of Newbury Street II; (v) the adoption and approval of a new equity incentive plan of the Surviving Corporation; (vi) the appointment of the members of the post-Closing board of directors of Newbury Street II; and (vii) such other matters as Fort Robotics and Newbury Street II may mutually determine to be necessary or appropriate in order to effect the Merger, the Domestication and the other transactions contemplated by the Merger Agreement and (viii) the approval and adoption of the Insider Letter Agreement (as defined below);.

In addition, Fort Robotics agreed that as promptly as practicable after the Registration Statement has become effective, the requisite vote of Fort Robotics stockholders, by resolutions duly adopted at a meeting of the Fort Robotics’ stockholders or by unanimous written consent, shall have authorized, approved and consented to, the execution, delivery and performance of the Merger Agreement and each of the Ancillary Documents to which Fort Robotics is or is required to be a party or bound, and the consummation of the Transactions, including the Mergers and the Domestication.

The parties agreed that the post-Closing board of directors will consist of at least five but not more than seven individuals, with such number to be mutually agreed by Newbury Street II and Fort Robotics. The post-Closing board will include (i) two persons designated by Newbury Street II prior to the Closing, at least one of whom will qualify as independent under Nasdaq (or, if applicable, NYSE) rules, (ii) three persons designated by Fort Robotics prior to the Closing, at least two of whom will be required to qualify as independent under Nasdaq (or, if applicable, NYSE) rules, and (iii) up to an additional two persons as mutually agreed by Newbury Street II and Fort Robotics. The post-Closing board will serve staggered terms divided into three classes.

During the Interim Period, Newbury Street II may enter into financing agreements with potential investors (whether structured as a private placement of common equity, convertible preferred equity, convertible debt or other securities convertible into or that have the right to acquire common equity, as trust account non-redemption or backstop arrangements or otherwise), in each case with the prior consent of Fort Robotics and on terms mutually agreeable to Fort Robotics and Newbury Street II, acting reasonably (an “Additional Transaction Financing”, together with the Initial PIPE Investment (as defined below), a “Transaction Financing”). During the Interim Period, Fort Robotics may enter into the Permitted Company SAFEs in a form in compliance with the Merger Agreement.

Conditions to Closing

The Merger Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) approval of the shareholders of Newbury Street II; (ii) approval of the stockholders of Fort Robotics; (iii) approvals of any required governmental authorities and completion of the HSR Act expiration periods; (iv) no law preventing the Transactions; (v) the Registration Statement having been declared effective by the SEC; (vi) conditional approval for listing on Nasdaq or NYSE of the Newbury Street II common stock to be issued in connection with the Transactions; and (vii) consummation of Domestication.

In addition, unless waived by Fort Robotics, the obligations of Fort Robotics to consummate the Transactions are subject to the satisfaction of additional Closing conditions, in addition to the delivery by Newbury Street II of customary certificates and other Closing deliverables: (i) (a) the fundamental representations and warranties of Newbury Street II being true and correct in all material respects on and as of the date of the Merger Agreement and as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (b) subject to certain exceptions, all the other representations and warranties of Newbury Street II being true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all respects on and as of the date of the Merger Agreement and as of the date of the Closing, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Newbury Street II; (ii) Newbury Street II having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with by it on or prior to the date of the Closing and (iii) the absence of any Material Adverse Effect with respect to Newbury Street II since the date of the Merger Agreement which is continuing and uncured.

Unless waived by Newbury Street II, the obligations of Newbury Street II and Merger Sub to consummate the Transactions are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Fort Robotics of customary certificates and other Closing deliverables and ancillary documents: (i) (a) the fundamental representations and warranties of Fort Robotics being true and correct in all material respects on and as of the date of the Merger Agreement and as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (b) subject to certain exceptions, all the other representations and warranties of Fort Robotics being true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all respects on and as of the date of the Merger Agreement and as of the date of the Closing, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Fort Robotics and its subsidiaries; (ii) Fort Robotics having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with or by it on or prior to the date of the Closing; and (iii) the absence of any Material Adverse Effect with respect to Fort Robotics and its subsidiaries since the date of the Merger Agreement which is continuing and uncured.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Newbury Street II and Fort Robotics; (ii) by either Newbury Street II or Fort Robotics, if any of the conditions to Closing have not been satisfied or waived by May 17, 2027 (the “Outside Date”), subject to extension if Newbury Street II seeks and receives an extension of its deadline to consummate an initial business combination; (iii) by either Newbury Street II or Fort Robotics, if a governmental authority of competent jurisdiction has issued a final, non-appealable order or taken any other final, non-appealable action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions, or if any law has been adopted that permanently makes consummation of such transactions illegal or otherwise prohibited; (iv) by either Newbury Street II or Fort Robotics in the event of the other party’s uncured breach, if such breach would result in the failure of the related Closing condition (and so long as the terminating party is not in breach under the Merger Agreement so as to prevent the conditions to Closing to be satisfied); (v) by Newbury Street II if there has been a Material Adverse Effect on Fort Robotics and its subsidiaries following the date of the Merger Agreement, which is uncured and continuing; (vi) by Fort Robotics if there has been a Material Adverse Effect on Newbury Street II following the date of the Merger Agreement, which is uncured and continuing; (vii) by either Newbury Street II or Fort Robotics, if Newbury Street II holds the extraordinary general meeting of its shareholders to approve the Merger Agreement and the Transactions, and the required shareholder approval is not obtained; and (viii) by either Newbury Street II or Fort Robotics, if Fort Robotics holds its special meeting, and the required Fort Robotics shareholder approval is not obtained.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, trust fund waiver, no recourse, termination and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto, except for liability for fraud or for willful breach of any covenant, obligation or agreement in the Merger Agreement prior to termination.

Trust Account Waiver

Fort Robotics agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Newbury Street II’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom), other than in connection with the Closing.

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware and the parties are subject to exclusive jurisdiction of federal and state courts located in the State of Delaware (and any appellate courts thereof).

Related Agreements

Voting Agreement

Contemporaneously with the execution and delivery of the Merger Agreement, Newbury Street II and Fort Robotics entered into Voting and Support Agreements (collectively, the “Voting Agreements”) with certain stockholders of Fort Robotics holding sufficient voting power to approve the Merger and the Transactions, pursuant to which, among other things, such stockholders agreed (i) to vote their shares of Fort Robotics stock in favor of the adoption of the Merger Agreement, the Ancillary Documents and the approval of the Transactions, subject to certain customary conditions, (ii) to provide a proxy to Newbury Street II to vote such shares of Fort Robotics stock pursuant to the foregoing, (iii) to take certain other actions in support of the Merger Agreement and related transactions (and any actions required in furtherance thereof) and refrain from taking actions that would adversely affect such stockholders’ ability to perform their obligations under the Voting Agreements and (iv) not to transfer their shares of Fort Robotics stock during the period from and including the date of the Voting Agreement and the date on which the Voting Agreement is terminated.

Lock-Up Agreements

Contemporaneously with the execution and delivery of the Merger Agreement, the directors and officers of Fort Robotics and owners of more than five (5%) of the issued and outstanding shares of Fort (the “Significant Company Holders”) entered into lock-up agreements (each, a “Lock-Up Agreement”) with Newbury Street II. Pursuant to the Lock-Up Agreements, the Merger Consideration Shares received by such holders will be subject to transfer restrictions during the period commencing on the Closing Date and ending on the earliest of (A) the one-year anniversary of the Closing Date, (B) the date upon which the volume-weighted average trading price of Newbury Street II common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any consecutive thirty (30) trading-day period commencing at least 150 days after the Closing Date and (C) the date after the Closing upon which Newbury Street II consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Newbury Street II’s stockholders having the right to exchange their equity holdings in Newbury Street II for cash, securities or other property.

Non-Competition and Non-Solicitation Agreements

Contemporaneously with the execution and delivery of the Merger Agreement, each member of the management team of Fort Robotics entered into a non-competition and non-solicitation agreement (each, a “Non-Competition and Non-Solicitation Agreement”) in favor of Fort Robotics and Newbury Street II and their respective present and future successors and direct and indirect subsidiaries (collectively, the “Covered Parties”). Pursuant to the Non-Competition and Non-Solicitation Agreements, each member of Fort Robotics management will agree for a period of two years after the Closing (i) not to compete with the Covered Parties in the United States or in any other market in which the Covered Parties operate, (ii) not to hire, engage or solicit the employees of the Covered Parties, (iii) not to solicit, reduce the amount of business, interfere with or disrupt any customers of the Covered Parties. Each member of the management team will also agree not to disparage the Covered Parties and to agree to customary confidentiality requirements.

Registration Rights Agreements

Prior to or at the Closing, Newbury Street II and certain Fort Robotics stockholders (the “Reg Rights Holders”) who are expected to be affiliates of Fort Robotics immediately after the Closing will enter into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, Newbury Street II will (i) use reasonable best efforts to file with the SEC (at Newbury Street II’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders within 30 business days after the Closing (the “Resale Registration Statement”) and (ii) cause the Resale Registration Statement to become effective as soon as reasonably practicable after the filing thereof, but in no event later than the earlier of the 90th calendar day following the filing date if the SEC notifies Newbury Street II that it will review the Resale Registration Statement or the 5th business day after the SEC notifies Newbury Street II that it will not review the Resale Registration Statement. The Reg Rights Holders will also be entitled to certain demand registration rights and piggyback registration rights.

Insider Letter Amendment

Contemporaneously with the execution and delivery of the Merger Agreement, Newbury Street II, the Sponsor, Fort Robotics, and the directors and officers of Newbury Street II entered into an amendment (the “Insider Letter Amendment”) to that certain Letter Agreement, dated October 31, 2024 (the “Insider Letter”), by and among Newbury Street II, the Sponsor, Fort Robotics and the directors and officers of Newbury Street II. The Insider Letter Amendment provides that upon the Closing, (i) up to 2,038,424 Incentive Founder Shares that are actually used to incentivize investors in a Transaction Financing or to secure Trust Account non-redemption arrangements at or prior to the Closing will be released from transfer restrictions, subject to and contingent upon the Closing and (ii) an additional 118,196 Founder Shares shall be released from transfer restrictions, subject to and contingent upon the Closing.

Sponsor Letter Agreement

Contemporaneously with the execution and delivery of the Merger Agreement, Newbury Street II entered into a letter agreement (the “Sponsor Letter Agreement”) with the Sponsor and Fort Robotics, pursuant to which, among other things, (i) the Sponsor agreed to forfeit, subject to and conditioned upon the Closing, 348,917 Founder Shares (the “Forfeited Founder Shares”), (ii) the Sponsor agreed that 453,159 Founder Shares(together with the Earnout Incentive Founder Shares (as defined below), the “Earnout Founder Shares”) are subject to forfeiture and shall vest only if certain of the Share Price Targets are achieved during the four-year period after Closing (the “Earnout Period”); (iii) the Sponsor must use up to an additional 2,038,424 Founder Shares (the “Incentive Founder Shares”) to incentivize investors in a Transaction Financing or secure Trust Account non-redemption arrangements; and (iv) to the extent that the Sponsor has not transferred or forfeited all of the Incentive Founder Shares at or prior to the Closing pursuant to the foregoing clause (iii), then 302,110 of such Incentive Founder Shares (the “Earnout Incentive Founder Shares”) shall be subject to forfeiture and shall vest only if certain of the Share Price Targets are achieved during the Earnout Period and Sponsor shall forfeit the remaining Incentive Founder Shares at the Closing; provided, however, that such Incentive Founder Shares and Earnout Founder Shares described in the foregoing clauses will remain subject to the transfer restrictions in the Insider Letter.

The Earnout Founder Shares shall vest and no longer be subject to forfeiture as follows:

●

if the volume-weighted average price of the shares of Newbury Street II common stock equals or exceeds $12.50 per share for any twenty (20) trading days within any consecutive thirty (30) trading-day period during the Earnout Period, 50% of the Earnout Founder Shares will vest and no longer be subject to forfeiture; and

●	if the volume-weighted average price of the shares of Newbury Street II common stock equals or exceeds $15.00 per share, the remaining 50% of the Earnout Founder Shares will vest and no longer be subject to forfeiture.

Notwithstanding the foregoing, in the event that during the Earnout Period, Newbury Street II is subject to a Qualifying Change of Control, then, all of the Earnout Founder Shares that have not previously vested shall vest and shall no longer be subject to forfeiture.

Sponsor Support Agreement

Contemporaneously with the execution and delivery of the Merger Agreement, Newbury Street II, Fort Robotics and the Sponsor, have entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed to, among other things, (i) vote (or cause to be voted) in favor of the Merger Agreement and the Transactions and against any Acquisition Proposal or Alternative Transaction or any other proposal, action or agreement that would or would reasonably be expected to deter the Transactions or Transactions; (ii) waive any adjustment to the conversion ratio set forth in the governing documents of Newbury Street II or any other anti-dilution or similar protection with respect to the Founder Shares; (iii) be bound by certain other covenants and agreements related to the Transactions; (iv) be bound by certain transfer restrictions with respect to its shares in Newbury Street II prior to the Closing; and (v) waive redemption rights, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement.

PIPE Subscription Agreements

Contemporaneously with the execution of the Merger Agreement, certain investors (the “Initial PIPE Investors”) each entered into a subscription agreement (collectively, the “PIPE Subscription Agreements”) with Newbury Street II, pursuant to which, Newbury Street II agreed to issue, and the Initial PIPE Investors agreed to purchase, 3,125,000 shares of Newbury Street II common stock (the “Initial PIPE Shares”), at a purchase price of $10.00 per share for an aggregate purchase price of $31.25 million, in a private placement (the “Initial PIPE Investment”). The PIPE Subscription Agreements contain the option (at the election of the Initial PIPE Investors) to satisfy all or a portion of its obligations under the PIPE Subscription Agreement by agreeing to not redeem Class A ordinary shares held or subsequently acquired by them in connection with the extraordinary general meeting of Newbury Street II to be held to approve the Transactions. The consummation of the Initial PIPE Investment is conditioned on the concurrent Closing and other customary closing conditions. Each Initial PIPE Investor agreed in the PIPE Subscription Agreement that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Newbury Street II’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom). As part of the Initial PIPE Investment, an affiliate of William Zachre Wyatt, a director of Newbury Street II, subscribed for an aggregate purchase price of $5,000,000, and an affiliate of Anthony James Vinciquerra, a director of Newbury Street II, subscribed for an aggregate purchase price of $1,000,000.

Pursuant to the PIPE Subscription Agreement, in connection with the Initial PIPE Investment, the Sponsor will transfer, for no additional consideration, up to 980,012 Incentive Founder Shares to the Initial PIPE Investors. In addition, immediately prior to the Closing, Fort Robotics will issue shares of its common stock that, for no additional consideration, to the Initial PIPE Investors that upon Closing will convert into up to an aggregate of 412,648 shares of Newbury Street II common stock.

Pursuant to the PIPE Subscription Agreements, Newbury Street II has agreed to file a registration statement registering the resale of the Initial PIPE Shares within thirty (30) calendar days after Closing and use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after the filing.

Each PIPE Subscription Agreement shall terminate and be void and of no further force and effect upon the earliest to occur of (i) such date and time as the Merger Agreement is terminated in accordance with its terms; (ii) the mutual written agreement of the respective parties to terminate such PIPE Subscription Agreement; or (iii) written notice by either party to the other party to terminate if the transactions contemplated by the PIPE Subscription Agreement are not consummated on or prior to the Outside Date.

Amendment to Underwriting Agreement

As previously disclosed, Newbury Street II entered into an underwriting agreement, dated October 31, 2024 (the “Underwriting Agreement”), with BTIG, LLC (“BTIG”), as representative of the several underwriters, in connection with Newbury Street II’s initial public offering. On August 17, 2026, Newbury Street II and BTIG entered into an amendment to the Underwriting Agreement (the “Underwriting Agreement Amendment”), pursuant to which Newbury Street II and BTIG agreed to reduce the Deferred Underwriting Commissions from $6,037,500 to $2,000,000, solely in connection with the Transactions. In consideration of BTIG’s entry into the Underwriting Agreement Amendment, Newbury Street II agreed to appoint BTIG as the exclusive financial advisor and non-exclusive placement agent to Newbury Street II in connection with the Transactions. The Underwriting Agreement Amendment is void and of no effect if the Transactions or BTIG’s engagement as exclusive advisor are non-exclusive placement agent are terminated.

The Merger Agreement and other agreements described above have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about Newbury Street II or Fort Robotics, or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure schedules prepared in connection with the execution and delivery of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about Newbury Street II, Fort Robotics or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that Newbury Street II makes publicly available in reports, statements and other documents filed with the SEC. Newbury Street II investors and securityholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Underwriting Agreement Amendment, Merger Agreement, Voting Agreements, Lock-Up Agreement, Non-Competition and Non-Solicitation Agreement, Registration Rights Agreement, Insider Letter Amendment, Sponsor Letter Agreement, Sponsor Support Agreement and PIPE Subscription Agreements, copies or forms of which are filed with this Current Report on Form 8-K as Exhibits 1.1, 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and the terms of which are incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein, to the extent applicable. The securities of Newbury Street II that may be issued in connection with the PIPE Subscription Agreements will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation of Fort Robotics dated August, 2026 (the “Investor Presentation”), which may be used by Fort Robotics and by Newbury Street II in connection with the transactions contemplated by the Merger Agreement described above. The Investor Presentation is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

On August 18, 2026, Newbury Street II and Fort Robotics issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the Transactions, Newbury Street II and the Company intend to file the Registration Statement on Form S-4, with the SEC, which will include a proxy statement to Newbury Street II shareholders and a prospectus for the registration of Newbury Street II’s securities to be issued in connection with the Transactions. This Current Report does not contain all the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions. Newbury Street II’s shareholders and other interested persons are advised to read, the Registration Statement and other documents filed in connection with the Transactions, as these materials will contain important information about the Company, Newbury Street II and the Transactions. Shareholders may obtain a copy of the Registration Statement, once available, as well as other documents filed by Newbury Street II with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to Newbury Street II Acquisition Corp, 121 High Street, Floor 3, Boston, Massachusetts 02110.

BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF NEWBURY STREET II ARE URGED TO READ THE REGISTRATION STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS.

Participants in the Solicitation

Newbury Street II, the Company, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Newbury Street II’s shareholders in connection with the Transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Newbury Street II’s executive officers and directors in the solicitation by reading Newbury Street II’s filings with the SEC, including the final prospectus of Newbury Street II dated as of October 31, 2024 and filed by Newbury Street II with the SEC on November 1, 2024 (the “IPO Prospectus”). To the extent that holdings of Newbury Street II’s securities have changed from the amounts reported in the IPO Prospectus, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information concerning the interests of Newbury Street II’s and the Company’s participants in the solicitation, which may, in some cases, be different than those of their respective equity holders generally, will be set forth in the Registration Statement relating to the Transactions when it becomes available.

No Offer or Solicitation

This Current Report does not constitute an offer to sell or a solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION IN THIS CURRENT REPORT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company and Newbury Street II have based these forward-looking statements on current expectations and projections about future events. These statements include: projections of market opportunity and market share; estimates of customer adoption rates and usage patterns; projections regarding the Company’s ability to commercialize new products, technologies and industry use cases; projections of development and commercialization costs and timelines; expectations regarding the Company’s ability to execute its business model and the expected financial benefits of such model; expectations regarding the Company’s ability to attract, retain and expand its customer base; the Company’s deployment of proceeds from capital raising transactions; its expectations concerning relationships with strategic partners, suppliers, governments, state-funded entities, regulatory bodies and other third parties; the Company’s ability to maintain, protect and enhance its intellectual property; future ventures or investments in companies, products, services or technologies; development of favorable regulations affecting its markets; the successful consummation and potential benefits of the proposed transaction and expectations related to its terms and timing; and the potential for the Company to increase in value.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, many of which are beyond the control of the Company and Newbury Street II.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause the Company or Newbury Street II’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such statements. Such risks and uncertainties include: that the Company is pursuing an emerging technology, faces significant technical challenges and may not achieve commercialization or market acceptance; Company historical net losses and limited operating history; Company’s expectations regarding future financial performance, capital requirements and unit economics; Company’s use and reporting of business and operational metrics; Company’s competitive landscape; Company’s dependence on members of its senior management and its ability to attract and retain qualified personnel; the potential need for additional future financing; the Company’s ability to manage growth and expand its operations; potential future acquisitions or investments in companies, products, services or technologies; Company’s reliance on strategic partners and other third parties; Company’s ability to maintain, protect and defend its intellectual property rights; risks associated with privacy, data protection or cybersecurity incidents and related regulations; the use, rate of adoption and regulation of artificial intelligence and machine learning; uncertainty or changes with respect to laws and regulations; uncertainty or changes with respect to taxes, trade conditions and the macroeconomic environment; the combined company’s ability to maintain internal control over financial reporting and operate a public company; the possibility that required regulatory approvals for the proposed transaction are delayed or are not obtained, which could adversely affect the combined company or the expected benefits of the proposed transaction; the risk that shareholders of Newbury Street II could elect to have their shares redeemed, leaving the combined company with insufficient cash to execute its business plans; the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; the outcome of any legal proceedings or government investigations that may be commenced against the Company or Newbury Street II; failure to realize the anticipated benefits of the proposed transaction; the ability of Newbury Street II or the combined company to issue equity or equity-linked securities in connection with the proposed transaction or in the future; and other factors described in Newbury Street II’s filings with the SEC.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the (i) the IPO Prospectus, (ii) the annual report on Form 10-K filed by Newbury Street II with the SEC on March 6, 2026, (iii) the Registration Statement referenced above when available and other documents filed by Newbury Street II and the Company from time to time with the SEC. These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. There may be additional risks that neither Newbury Street II nor the Company presently knows, or that Newbury Street II and/or the Company currently believe are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this Current Report. Past performance by Newbury Street II’s or the Company’s management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of Newbury Street II’s or the Company’s management teams or businesses associated with them as indicative of future performance of an investment or the returns that Newbury Street II or the Company will, or may, generate going forward. None of the parties nor any of their representatives gives any assurance that any of Newbury Street II, Company, or the combined company will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Amendment to Underwriting Agreement, dated as of August 17, 2026, by and between Newbury Street II Acquisition Corp and BTIG, LLC
2.1+†	Agreement and Plan of Merger, dated as of August 17, 2026, by and among Newbury Street II Acquisition Corp, Hugo Merger Sub Inc. and Fort Robotics, Inc.
10.1†	Form of Voting and Support Agreement, dated as of August 17, 2026, by and among Newbury Street II Acquisition Corp, Fort Robotics, Inc. and certain holders of Fort Robotics, Inc. capital stock.
10.2†	Form of Lock-Up Agreement, dated as of August 17, 2026, by and between Newbury Street II Acquisition Corp and certain holders of Fort Robotics, Inc. capital stock.
10.3†	Form of Non-Competition and Non-Solicitation Agreement, dated as of August 17, 2026, by and among Newbury Street II Acquisition Corp, Fort Robotics, Inc. and the management team of Fort Robotics, Inc.
10.4	Form of Registration Rights Agreement.
10.5	Insider Letter Amendment, dated as of August 17, 2026, by and among Newbury Street II Acquisition Corp, Newbury Street II Acquisition Sponsor LLC, Fort Robotics, Inc., and other parties thereto.
10.6†	Sponsor Letter Agreement, dated as of August 17, 2026, by and among Newbury Street II Acquisition Corp, Newbury Street II Acquisition Sponsor LLC and Fort Robotics, Inc.
10.7†	Sponsor Support Agreement, dated as of August 17, 2026, by and among Newbury Street II Acquisition Corp, Newbury Street II Acquisition Sponsor LLC and Fort Robotics, Inc.
10.8	Form of PIPE Subscription Agreement, dated as of August 17, 2026, by and among Newbury Street II Acquisition Corp and certain investors party thereto.
99.1	Investor Presentation, dated August 2026.
99.2	Press Release, dated August 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. SPAC will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

†	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBURY STREET II ACQUISITION CORP

By:	/s/ Thomas Bushey
Name:	Thomas Bushey
Title:	Chief Executive Officer

Dated: August 18, 2026